Exhibit (d)(2)
                             FIRST AMENDMENT TO THE
                              MANAGEMENT AGREEMENT
                                     BETWEEN
                              ACCESSOR FUNDS, INC.
                                       AND
                       BENNINGTON CAPITAL MANAGEMENT L.P.
                    (formerly Bennington Capital Management)


         This FIRST AMENDMENT TO THE MANAGEMENT AGREEMENT (the "Agreement"), is entered into this 25th day of May, 1994, by and between ACCESSOR FUNDS, INC., a Maryland corporation (the "Fund") and BENNINGTON CAPITAL MANAGEMENT L. P., a Washington limited partnership, formerly Bennington Capital Management, a Washington general partnership ("Bennington").

                                   BACKGROUND

         A. The Fund and Bennington entered into a Management Agreement on June 17, 1992 wherein the Fund employed Bennington to manage the investment and reinvestment of the Fund's assets, to act as a discretionary money manager to certain of the portfolios and to administer the Fund's business and administrative operations. Pursuant to Section 6 of the Agreement, Bennington is compensated for its services on a percentage of the average daily net assets of the portfolios of the Fund.

         B. The Board of Directors of the Fund approved the creation of three new portfolios which became effective on November 15, 1993 by Post-Effective Amendment No. 4 to the Fund's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on September 15, 1993. The three portfolios are the Institutional Investor Fixed-Income Portfolio, the International Fixed-Income Portfolio and the Municipal Intermediate Fixed-Income Portfolio.

         C. The Board of Directors of the Fund approved the cessation of operations and liquidation of the Equity Market Portfolio effective April 15, 1994.

         D. The Fund and Bennington each wish to amend the Agreement to include compensation of Bennington by the Fund for the three new portfolios and to remove the Equity Market Portfolio.

                                    AGREEMENT

         Therefore, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The first paragraph of Section 6 of the Agreement is hereby amended and shall now read as follows:

         The Manager shall receive annual fees from each Portfolio for providing the services and furnishing the facilities pursuant to this Agreement in the following amounts:

                                                         Management Fee (as a
                                                        percentage of average
           Portfolio                                      daily net assets)

           Growth                                                   0.45%
           Value and Income                                         0.45%
           Small Cap                                                0.60%
           International Equity                                     0.55%
           Intermediate Fixed-Income                                0.36%
           Short-Intermediate Fixed-Income                          0.36%
           Mortgage Securities                                      0.36%
           U.S. Government Money                                    0.25%
           International Fixed-Income                               0.55%
           Municipal Intermediate Fixed-Income                      0.36%
           Institutional Investor Fixed-Income                      0.36%

         IN WITNESS WHEREOF, the parties have entered into this First Amendment to the Agreement as of the day and year first above set forth.

                          ACCESSOR FUNDS, INC.



                          By:  /s/Ravindra A. Deo
                               Ravindra A. Deo
                               Vice President and Principal Financial and
                               Accounting Officer

                          BENNINGTON CAPITAL MANAGEMENT L.P.
                          By:  Bennington Management Associates, Inc.
                          Its Managing General Partner



                          By: /s/J. Anthony Whatley III
                               J. Anthony Whatley III, President